Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

SIGNA SPORTS UNITED N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Ordinary shares, nominal value of €0.12 per share	457(c)	3,442,833(2)	$8.55	$29,436,222.20	.0000927	$2,728.74

Fees Previously Paid	Equity	Ordinary shares, nominal value of €0.12 per share	(4)	(4)	(4)	$7,126,254.05	(4)	$660.60

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$28,778,239.8		$2,728.74

	Total Fees Previously Paid							$660.60

	Total Fees Offsets

	Net Fee Due							$2,068.14

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering an indeterminate number of additional Ordinary Shares (as defined below) that may become issuable to prevent dilution from any stock dividend, stock split, recapitalization or other similar transactions that could affect the securities to be offered by the Selling Securityholders, and the Ordinary Shares set forth in this table shall be adjusted to include such shares, as applicable.

(2)	Consists of 2,492,833 Ordinary Shares registered for resale by the Selling Security Holders (as defined below) and 950,000 Ordinary Shares issuable upon the settlement of outstanding RSUs.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of the registrant’s common stock, as reported on The New York Stock Exchange, on March 14, 2022, a date within five business days prior to the filing of this registration statement.

(4)

Relates to the registration statement on Form F-1 filed by the Company with the Securities and Exchange Commission on March 4, pursuant to which the Company paid a registration fee of $660.60. Such prior registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(c), based on the proposed maximum aggregate offering price, under the Securities Act of 1933, as amended.